UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D. C. 20549

                             FORM 8-K

                           CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

                    Date of Report April 22, 2004
                   Commission File Number: 0-7568

                      TOTH ALUMINUM CORPORATION
        (Exact name of registrant as specified in its charter)

            LOUISIANA                          72-0646580
  (State or other jurisdiction of     (I.R.S. Employer Identification
   incorporation or organization)                 Number)

      Highway 18,--River Road, P. O. Box 250, Vacherie, LA 70090
        (Address of principal executive offices)   (Zip code)

   Registrant's telephone number, including area code:(225) 265-8181






Item 2.  Acquisition or Disposition of Assets.

	On April 22, 2004, at a public foreclosure sale, prior notice of which was published pursuant to the Uniform Commercial Code in effect in Louisiana, William B. Reily, III, the principal secured creditor of the Company, acquired all of the right, title and interest of the Company in and to certain intangible property related to methods and processes for the production of aluminum that had been pledged by the Company to Mr. Reily to secure the Company?s indebtedness to Mr. Reily of approximately $2.6 Million (the ?Collateral?), to-wit:

            All of the right, title and interest of the Company in domestic and foreign patents, patent applications, continuations in part and all intellectual properties, patent disclosures,
            know   how,   trade   secrets,   research   and
            development  data,  mini-plant  and pilot plant
            design  and  results  and  all  other  relevant
            records,    including    complementary     data
            contributed by the Company?s consultants under confidentiality agreements, including United States patent 4,695,436 (expiring September 22,
            2004) and 4,710,369 (expiring December 2, 2004),
            and Canadian patent 1,105,712.


	Mr. Reily purchased the Collateral for the bid of $2.5 million, which will be credited in reduction of the Company?s indebtedness to Mr. Reily. Mr. Reily is the father-in-law of Caroline Toth Reily, the daughter of the Company?s Chairman and Chief Executive Officer, Charles Toth

	The Collateral  constituted  the  sole  remaining  assets of the
Company and the Company will be unable to  continue  in  business.   See
Item 5 Below.


Item 5. Other Events and Regulation FD Disclosure.

	The Company has no material assets, no sources of funding, and total indebtedness exceeding $50 million. Mr. Russell Haas, a director of the Company, has resigned as director effective April 22, 2004, and the Company anticipates that its remaining directors and officers will resign their respective positions with the Company. The Company does not expect that it will recommence operations in the future and it will cease filing reports under the Securities Act of 1934.



                                  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



					TOTH ALUMINUM CORPORATION
						Registrant


Date:   April 22, 2004			/s/ Charles Toth
 					Charles Toth
					Chairman of the Board
					and CEO